EXHIBIT 15.4

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-274238), Form S-8 (No. 333-213457) and Form S-8 (No. 333-229055) of our report dated April 25, 2025 relating to the financial statements of 51Talk Online Education Group appearing in this Annual Report on Form 20-F for the year ended December 31, 2024.

/s/ Marcum Asia CPAs LLP

Marcum Asia CPAs LLP

New York, NY

April 25, 2025

NEW YORK OFFICE • 7 Penn Plaza • Suite 830 • New York, New York • 10001

Phone 646.442.4845 • Fax 646.349.5200 • www.marcumasia.com